Exhibit 99.1

                                                                    NEWS RELEASE


INFOWAVE CLOSES US$13 MILLION PRIVATE PLACEMENT

Vancouver, British Columbia, November 26, 2001 - Infowave Software (TSE: IW), a global provider of software that connects enterprise applications to wireless devices, today announced it has closed a first tranche of its previously announced private placement. The Company issued 30,062,576 special warrants for gross proceeds to the Company, before commissions and expenses, of US$13,112,757. Under the terms of the agency agreements and pursuant to shareholder approval, Infowave has the ability to close up to an additional US$1,887,243 on similar terms prior to November 30, 2001.

Each special warrant is exercisable for one common share and one-half of one common share purchase warrant. Each whole purchase warrant will entitle the holder to purchase one common share for a period of three years at a price of Cdn$0.90 per share. Infowave has the right to force conversion of the purchase warrants 30 days after providing written notice to the holder that the closing price for its common shares has equaled or exceeded Cdn$9.00 for 20 consecutive trading days. The purchase warrants also contain certain provisions that allow for a cashless exercise. The Company has agreed to file and obtain a receipt for a prospectus in certain provinces in Canada qualifying the distribution and trading of the common shares and purchase warrants within 90 days.

"Given the continued challenging economic environment, we are extremely proud to follow our recent business success with the closing of this financing," said Thomas Koll, Infowave's CEO. "This capital enables Infowave to prudently fund its business strategy and leverage the powerful positioning that has been established over the past four years. Infowave intends to continue to innovate and deliver exciting new wireless solutions, grow its partner channel, target large enterprise opportunities and focus relentlessly on creating customer and shareholder value."

The offered securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Infowave

Infowave (TSE: IW) builds wireless business solutions that connect mobile workers to the critical information they need to be more productive and more competitive. Infowave's Wireless Business Engine provides fast, secure and reliable wireless access to email and collaboration applications, Web-based applications, the Internet, corporate intranets and legacy and client/server applications. Infowave works across the full spectrum of computing devices from laptop computers and handheld devices to the newest generation of web-enabled mobile phones. Infowave's Wireless Business Engine is earning customers today and has been selected by sophisticated technology leaders such as Compaq, Intel, Telus Mobility and AT&T Wireless. For more information, please visit www.infowave.com.

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Forward Looking Statements

This news release contains certain forward-looking statements based on the current expectations of Infowave and projections about future events. Forward-looking statements in this release include statements regarding Infowave's ability to innovate and deliver exciting new wireless solutions; its ability to prudently fund its business plan; ability to grow its partner channel; the ability to leverage Infowave's positioning established over the past four years; and the ability to create customer and shareholder value. Actual results could differ materially from those anticipated in these statements based upon a number of factors including the success of the deployment of and improvements to its products, the failure of the markets for Infowave's products to grow as anticipated, the risks involved in integrating solutions with third-party software and services and competition with existing and new products offered by competitors.

Forward-looking statements are based upon management's beliefs, opinions and projections on the date the statements are made. Infowave undertakes no obligation to update forward-looking statements if circumstances or management's beliefs, opinions or projections should change.


Contact:

Jim Rausch
(604) 473-3686
jrausch@infowave.com